UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2007

MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE	0-16760	88-0215232
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 693-7120
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Current Report on Form 8-K/A is being filed by MGM MIRAGE (the “Company”) to amend, as set forth below, the Company’s Current Report on Form 8-K (the “Prior Report”), dated August 21, 2007 and filed on August 27, 2007.

ITEM 5.02(c). APPOINTMENT OF CERTAIN OFFICERS

Item 5. 02(c) of the Prior Report is amended by supplementing the disclosure set forth therein with the following additional description:

On September 10, 2007 and in connection with the corresponding promotions previously announced, the Compensation Committee of the Board of Directors of the Company approved the terms of new employment arrangements for each of Daniel J. D’Arrigo, who was promoted to the position of Executive Vice President and Chief Financial Officer of the Company, and Robert C. Selwood, who was promoted to the position of Executive Vice President and Chief Accounting Officer of the Company. The Compensation Committee approved an increase in annual base salary of $150,000 to $500,000 and a grant of 150,000 units of stock appreciate rights for Mr. D’Arrigo and an increase in annual base salary of $50,000 to $400,000 and a grant of 75,000 units of stock appreciation rights for Mr. Selwood. The Company and each of Messrs. D’Arrigo and Selwood will enter into new employment contracts to reflect the promotion and the corresponding increase in compensation. In each case, such contracts will have a term of four years from the effective date.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: September 13, 2007	By:	/s/ Bryan L. Wright
	Name:	Bryan L. Wright
	Title:	Senior Vice President — Assistant General Counsel & Assistant Secretary